UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 6, 2011

SOUTHWALL TECHNOLOGIES INC.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15930	94-2551470
(Commission File Number)	(I.R.S. Employer Identification No.)

3788 Fabian Way, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 798-1200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 6, 2011, Southwall Technologies Inc., a Delaware corporation (“Southwall”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Solutia Inc., a Delaware corporation (“Solutia”), Backbone Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Solutia (“Merger Sub”), and Southwall, pursuant to which Solutia has agreed to acquire Southwall on the terms and subject to the conditions set forth in the Merger Agreement.

Structure and Consideration

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Solutia has agreed to cause Merger Sub to commence, as promptly as practicable after the date of the Merger Agreement (but in no event more than twelve (12) business days after the date of the Merger Agreement), a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of Southwall (the “Shares”), at a price of $13.60 per Share, net to the holders thereof in cash, without interest, less any applicable withholding taxes (the “Offer Price”).

The consummation of the Offer will be conditioned on (i) at least a majority of the Shares (on a fully-diluted basis) having been validly tendered into (and not withdrawn from) the Offer prior to the expiration of the Offer, (ii) receipt of approval of the transaction from domestic and certain foreign merger control and antitrust authorities, (iii) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) or a material destruction of or damage to Southwall’s facility in Dresden, Germany and (iv) other customary conditions.

Following the consummation of the Offer, subject to the satisfaction or waiver of certain customary conditions (including receipt of the requisite approval of Southwall’s stockholders, if required under applicable law), Merger Sub will be merged with and into Southwall (the “Merger”), with Southwall continuing as the surviving corporation and as a direct wholly-owned subsidiary of Solutia.  In the Merger, each Share outstanding at the effective time of the Merger (other than Shares with respect to which appraisal rights are properly exercised under the General Corporation Law of the State of Delaware (the “DGCL”) or shares held by Solutia, Merger Sub, Southwall or any other subsidiary of any of these parties) will be converted into the right to receive cash in an amount equal to the Offer Price.  If Merger Sub acquires 90% or more of the outstanding Shares pursuant to the Offer, including following the exercise of a Top-Up Option (as defined in the Merger Agreement), then Merger Sub will consummate the Merger pursuant to the short-form merger procedures under the DGCL as soon as practicable following the consummation of the Offer without a vote or any further action by the holders of Shares.  Merger Sub may, in its sole discretion, provide for one or more “subsequent offering periods” under federal securities law following the consummation of the Offer in order to seek additional Shares and facilitate the consummation of the Merger using such short-form merger procedures. In addition, Southwall has granted Merger Sub and Solutia a Top-Up Option (as defined in the Merger Agreement) to acquire Shares following the consummation of the Offer in order to facilitate the consummation of the Merger using such short-form merger procedures.  In the event that Merger Sub purchases Shares in the Offer, but does not hold at least 90% of the outstanding Shares following the consummation of the Offer (and the “subsequent offering period or periods” provided by Merger Sub, if any, and the exercise of the aforementioned Top-Up Option), the Merger will be completed following the adoption of the Merger Agreement by stockholders of Southwall who hold a majority of the Shares, and Merger Sub and Solutia will be entitled to vote all Shares they acquire pursuant to the Offer in favor of the adoption of the Merger Agreement.

Options to purchase Shares that are outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), whether vested or unvested, shall become fully vested and be cancelled, with the holder thereof becoming entitled to the product of (i) the excess, if any, of (A) the Offer Price over (B) the exercise price per Share subject to such option multiplied by (ii) the number of Shares subject to such option which shall not theretofore have been exercised.  However, if the exercise price per Share of any such option is equal to or greater than the Offer Price, such option shall be cancelled without any cash payment being made in respect thereof.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants of Solutia, Merger Sub and Southwall.

Under the terms of the Merger Agreement, Southwall has agreed not to solicit or otherwise facilitate any alternative Acquisition Proposal or Inquiry (each as defined in the Merger Agreement), subject to customary exceptions that permit Southwall to respond to any unsolicited Acquisition Proposal that either constitutes or is reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement), provided that Southwall’s board of directors (after consultation with its outside legal counsel and financial advisors) has determined in good faith that the failure to do so would be reasonably likely to result in a breach of the directors’ fiduciary duties.  Southwall is also permitted to terminate the Merger Agreement (upon the payment to Solutia of the termination fee detailed below) in order to enter into an Alternative Acquisition Proposal with respect to a Superior Proposal, subject to giving Solutia five business days’ notice of its intention to do so, but only if Solutia fails to make a counter-proposal that matches such Superior Proposal and subject to the other terms and conditions of the Merger Agreement.

Termination

The Merger Agreement contains certain termination rights for both Solutia and Southwall, and further provides that, in connection with the termination of the Merger Agreement, under certain circumstances, Southwall will be required to pay Solutia a termination fee of $4 million and/or pay Solutia’s transaction expenses up to $3.5 million (the amount of any such expenses paid to be credited against the termination fee).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms.  The Merger Agreement contains representations and warranties that the parties thereto made to each other as of specific dates.  The assertions embodied in the representations and warranties in the Merger Agreement were made solely for purposes of the Merger Agreement and the transactions and agreements contemplated thereby among the respective parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally acceptable to stockholders or may have been used for the purpose of allocating risk among the parties to the Merger Agreement rather than establishing matters as facts.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Solutia, Southwall, Merger Sub or any of their respective affiliates.

Tender and Support Agreements

In connection with the parties’ entry into the Merger Agreement, each of Dolphin Direct Equity Partners, L.P. and certain funds affiliated with Needham Funds, which collectively own approximately 63% of the Shares (on an as-converted and fully-diluted basis), has entered into a tender and support agreement with Solutia, Merger Sub and the Company (collectively, the “Support Agreements”), providing that such stockholders shall, among other things, (i) convert all shares of Series A 10% Cumulative Convertible Preferred Stock, par value $0.001 per share, of Southwall held by such stockholders into shares of Southwall’s common stock, (ii) tender all shares of Southwall’s common stock beneficially owned by such stockholders (including all shares obtained pursuant to the conversion referenced in clause (i) above) into the Offer, and (iii) take certain other actions and comply with certain other restrictions to support the Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth in the Support Agreements.  In addition, in the event of certain terminations of the Merger Agreement, such stockholders shall share a certain portion of any additional profit obtained by such shareholders in connection with Southwall’s entry into an Alternative Transaction.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the Support Agreements, which are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On October 7, 2011, Solutia and Southwall issued a joint press release announcing the execution of the Merger Agreement, which is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This filing and the attached exhibits may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements regarding the proposed business combination and similar transactions; prospective performance and opportunities of the companies and the outlook for the companies’ businesses; the development and delivery of new products; the anticipated timing and success in obtaining filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and any assumptions underlying any of the foregoing.  These statements are based on management’s current expectations and assumptions about the industries in which Solutia operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those risks and uncertainties described in Solutia’s most recent Annual Report on Form 10-K, including under “Cautionary Statement About Forward Looking Statements” and “Risk Factors”, and Solutia’s quarterly reports on Form 10-Q and those risks and uncertainties described in Southwall’s most recent Annual Report on Form 10-K, including under “Cautionary Statement For the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995” and “Risk Factors”, and Southwall’s quarterly reports on Form 10-Q.  These reports can be accessed through the “Investors” section of Solutia’s website at www.solutia.com and the “Investor Relations” section of Southwall’s website at www.southwall.com, respectively.  Additional risks and uncertainties relating to the proposed business combination include, without limitation, uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Southwall stockholders will tender their shares in the tender offer; the possibility that closing conditions to the transaction may not be satisfied or waived, including that required regulatory approvals may not be obtained in a timely manner, if at all; and the possibility that anticipated benefits of the transaction, including synergies, may not be realized.  Solutia and Southwall disclaim any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence except as required by law.

Notice to Investors

The tender offer described in this filing and the attached exhibits has not yet commenced, and this filing and the attached exhibits are neither an offer to purchase nor a solicitation of an offer to sell securities.  The offer to buy shares of Southwall common stock will be made pursuant to an offer to purchase and related materials that Solutia intends to file with the Securities and Exchange Commission (SEC).  At the time the tender offer is commenced, Solutia will cause Merger Sub to file a tender offer statement on Schedule TO with the SEC.  Investors and security holders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Southwall with the SEC, because they will contain important information.  These materials will be sent free of charge to all stockholders of Southwall when available.  In addition, these documents (and all other materials filed by Southwall or Solutia with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.  A copy of the tender offer statement and certain other related tender offer documents (once they become available) may be obtained free of charge at www.solutia.com.  A copy of the tender offer statement, the solicitation/recommendation statement and other related tender offer documents (once they become available) may be obtained free of charge at www.southwall.com.

Additional Information about the Merger and Where to Find It

In the event that the Merger requires a vote of the stockholders of Southwall, Southwall will file a proxy statement and other relevant materials with the SEC pursuant to the terms of the Merger Agreement.  These documents (and all other materials filed by Southwall or Solutia with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.  A copy of the proxy statement (once it becomes available) may be obtained free of charge at www.southwall.com.  Investors and security holders are urged to read the proxy statement and the other relevant materials when and if they become available before making any voting or investment decision with respect to the Merger because they will contain important information about the Merger and the parties to the Merger.

Southwall and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of Southwall stockholders in connection with the Merger.  Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Southwall’s executive officers and directors by reading Southwall’s proxy statement for its 2011 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  Additional information about the interests of potential participants will be included in the proxy statement and other relevant materials which may be filed with the SEC in connection with the Merger when and if they become available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 6, 2011, by and among Solutia Inc., Backbone Acquisition Sub, Inc., and Southwall Technologies Inc.*

99.1	Tender and Support Agreement, dated as of October 6, 2011, by and among Solutia Inc., Backbone Acquisition Sub, Inc., Southwall Technologies Inc. and certain funds affiliated with Needham Funds

99.2	Tender and Support Agreement, dated as of October 6, 2011, by and among Solutia Inc., Backbone Acquisition Sub, Inc., Southwall Technologies Inc. and Dolphin Direct Equity Partners, L.P.

99.3	Press Release dated October 7, 2011

*
Schedules to Exhibit 2.1 were omitted pursuant to Item 601(b)(2) of Regulation S-K.  Southwall agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 11, 2011	SOUTHWALL TECHNOLOGIES INC.

	By:	/s/ Dennis F. Capovilla
Dennis F. Capovilla
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 6, 2011, by and among Solutia Inc., Backbone Acquisition Sub, Inc., and Southwall Technologies Inc.*

99.1	Tender and Support Agreement, dated as of October 6, 2011, by and among Solutia Inc., Backbone Acquisition Sub, Inc., Southwall Technologies Inc. and certain funds affiliated with Needham Funds

99.2	Tender and Support Agreement, dated as of October 6, 2011, by and among Solutia Inc., Backbone Acquisition Sub, Inc., Southwall Technologies Inc. and Dolphin Direct Equity Partners, L.P.

99.3	Press Release dated October 7, 2011

*
Schedules to Exhibit 2.1 were omitted pursuant to Item 601(b)(2) of Regulation S-K.  Southwall agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.